TALK AMERICA TO ANNOUNCE FOURTH QUARTER FINANCIAL RESULTS

Fourth Quarter Ending Bundled Line Count was 557,000
Revenue and Net Income Expected to Meet Guidance

RESTON, VA— January 8, 2004-- Talk America (NASDAQ: TALK), a provider of bundled local and long distance phone service, will announce earnings on Tuesday, February 3, 2004. Based on preliminary financial results, it expects fourth quarter total revenue to be within guidance of $96 to $104 million. Bundled revenue and long distance revenue are expected to be within guidance of $78 to $83 million and $18 to $21 million , respectively. Net income is expected to be within guidance of $5 to $7 million.

The Company ended the quarter with 557,000 bundled lines. Net lines added during the fourth quarter were 62,000, up from 52,000 in the third quarter. As part of the Company’s expansion plans into new markets, the Company reported that in December, approximately 66% of total gross adds for bundled service were from states other than Michigan, up from 58% in September.

As of December 31, 2003, the Company’s cash balance was approximately $35 million and total debt was approximately $48 million. On January 5, 2004, the Company completed the redemption of $15 million of its 12% Senior Subordinated Notes due 2007, reducing its total debt outstanding to approximately $33 million.

Talk America management will host a conference call to discuss the fourth quarter 2003 operating results at 5:00 p.m. ET on Tuesday, February 3, 2004. The call can be accessed by dialing the following: US 800-731-2911, International 303-957-1348. A replay of the call will be available through 7:00 p.m. ET on February 10, 2004 by dialing the following: US 800-633-8284, International 402-977-9140. The reservation number for the replay is 21179213.

Additionally, a live web simulcast of the conference call will be available online at www.talk.com and www.streetevents.com.

About Talk America
Talk America offers a bundle of local and long distance phone services to residential and small business customers. The Company delivers value in the form of savings, simplicity and quality service to its customers. The Company operates its own nationwide long distance network and delivers local services through agreements with the Bell Operating Companies. For further information, visit the Company online at: www.talk.com .

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Please Note: Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," and "targets". These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and the Company's actual results could differ materially from the Company's expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, dependence on the availability and functionality of local exchange carriers’ networks as they relate to the unbundled network element platform, increased price competition for long distance and local services, failure of the marketing of the bundle of local and long distance services and long distance services under its direct marketing channels and its various marketing partners, failure to manage the nonpayment of amounts due the Company from its customers from bundled and long distance services, attrition in the number of end users, failure or difficulties in managing the Company's operations, including attracting and retaining qualified personnel, failure of the Company to be able to expand its active offering of local bundled services in a greater number of states, failure to provide timely and accurate billing information to customers, failure of the Company to manage its collection management systems and credit controls for customers, interruption in the Company's network and information systems, failure of the Company to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, the continued availability of the unbundled network element platform of the local exchange carriers network and unbundled network element pricing methodology.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in its Annual Report on Form 10-K for the year-ended December 31, 2002, filed March 31, 2003, Quarterly Report on Form 10-Q as filed November 12, 2003, Current Report on Form 8-K filed November 6, 2003 and any subsequent filings. The Company undertakes no obligation to update its forward-looking statements.

Contact:
David G. Zahka
Chief Financial Officer
(215) 862-6849
dzahka@talk.com